Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of [•], 2025, by and between Karman Holdings Inc, a Delaware corporation (the “Company”) and TCFIII Spaceco SPV LP (“Trive Capital”).

W I T N E S S E T H:

WHEREAS, contemporaneously with the execution of this Agreement, the Company is initiating its Initial Public Offering; and

WHEREAS, the parties hereto wish to agree to certain rights with respect to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s securities held by Trive Capital.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

For purposes hereof, the following terms when used herein shall have the respective meanings set forth below:

“Affiliate” shall have the meaning given to it in Rule 405 promulgated under the Securities Act.

“Board” means the board of directors of the Company.

“Commission” means the United States Securities and Exchange Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Initial Public Offering” means the Company’s initial public offering of Shares.

“Person” means any natural person or any corporation, limited liability company, partnership, trust or other entity.

“Qualified Transferee” means (i) any Affiliate of Trive Capital, (ii) any Person who acquires Shares pursuant to any distribution (x) by Trive Capital to the holders of partnership interests of Trive Capital or (y) by Trive Capital Fund III LP or Trive Capital Fund III-A to the holders of their respective partnership interests, (iii) any member of the Trive Group, or (iv) any Person who otherwise acquires at least 5% of the Shares held by Trive Capital; provided that, in each case, a Qualified Transferee shall agree to be bound by and subject to the terms and conditions of this Agreement.

“Registrable Securities” means all Shares held by Trive Capital or a Qualified Transferee at any time, including, without limitation, any Shares of the Company acquired (or that may be acquired upon the exercise or conversion of securities for or into Shares of the Company) by Trive Capital or a Qualified Transferee pursuant to any preemptive right, right of first offer or otherwise, and any other Shares issued in respect of any of such securities (as a result of stock splits, stock dividends, stock combinations, reclassifications, recapitalizations or other similar events); provided, however, that such securities shall cease to be Registrable Securities upon any sale thereof pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 (or any similar provision) under the Securities Act.

“Shares” means the shares of common stock, par value $0.01 per share, in the Company outstanding from time to time.

“Trive” means Trive Capital, Trive Capital Management LLC, Trive Capital Fund III LP, Trive Capital Fund III-A, Trive Capital Fund III GP LLC, Trive Capital Holdings LLC and their respective Affiliates.

“Trive Group” means Trive and any partners (general or limited), members or stockholders of any of the foregoing.

ARTICLE II

REGISTRATION RIGHTS

Section 2.1 Demand Registration Rights.

(a) At any time and from time to time after the expiration or waiver of the underwriter lock-up period applicable to the Initial Public Offering, Trive Capital shall have the right to request that the Company file a registration statement under the Securities Act for a firm commitment underwritten public offering of Registrable Securities, so long as the anticipated gross proceeds of such underwritten offering is not less than $25,000,000 or such lesser amount if Trive Capital is proposing to sell all of the remaining Registrable Securities. Upon receipt of any request for registration pursuant to this Section 2.1, the Company shall use its reasonable best efforts to file a registration statement and cause such registration statement to be promptly declared effective under the Securities Act with respect to such Registrable Securities.

(b) Trive Capital may withdraw its Registrable Securities from a demand registration at any time prior to the effectiveness of the applicable registration statement. Upon delivery of a notice by Trive Capital to such effect, the Company shall cease all efforts to secure effectiveness of the applicable registration statement.

(c) If the Company is advised in writing in good faith by any managing underwriter of the securities being offered pursuant to any registration statement under this Section 2.1 that, in its opinion, because of marketing considerations, the number of shares to be sold is greater than the number of such shares that can be offered without adversely affecting the offering, then the equity securities proposed to be included in such registration shall be reduced to a number deemed satisfactory by such managing underwriter in accordance with the following priorities: (i) all shares properly sought to be registered by any Person under Section 2.1(a) shall be registered first pro rata on the basis of the relative number of Registrable Securities then held by such Persons (provided that any securities thereby allocated to any such Person that exceed such Person’s request will be reallocated among the remaining requesting Persons in like manner) and (ii) all shares properly sought to be registered by any Person under Section 2.2(a) shall be registered second pro rata on the basis of the relative number of Registrable Securities then held by such Persons (provided that any securities thereby allocated to any such Person that exceed such Person’s request will be reallocated among the remaining requesting Persons in like manner).

(d) It is a condition precedent to the obligations of the Company to take any action pursuant to this Section 2.1 that Trive Capital furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities as shall be reasonably and customarily required to effect the registration of its Registrable Securities.

Section 2.2 Piggyback Registration Rights.

(a) Whenever the Company proposes to register any equity securities for its own or others’ account under the Securities Act (other than a registration (i) relating to employee benefit plans, or (ii) solely relating to shares to be sold under Rule 145 or a similar provision under the Securities Act), the Company shall give Trive Capital prompt written notice of its intent to do so. Upon the written request of Trive Capital given within 10 business days after receipt of such notice, the Company shall include in such registration all Registrable Securities that Trive Capital shall request; provided that the Company shall have the right to postpone, delay, cancel, withdraw or terminate any registration made under this Section 2.2, whether or not Trive Capital has elected to include such securities in such registration.

(b) If the Company is advised in writing in good faith by any managing underwriter of the securities being offered pursuant to any registration statement under this Section 2.2 that, in its opinion, because of marketing considerations, the number of shares to be sold is greater than the number of such shares that can be offered without adversely affecting the offering, then the equity securities proposed to be included in such registration shall be reduced to a number deemed satisfactory by such managing underwriter in accordance with the following priorities: (i) all shares sought to be registered by the Company shall be registered first, and (ii) all shares properly sought to be registered by any Person under Section 2.2(a) shall be registered second pro rata on the basis of the relative number of Registrable Securities then held by such Persons (provided that any securities thereby allocated to any such Person that exceed such Person’s request will be reallocated among the remaining requesting Persons in like manner).

(c) No registration of Registrable Securities effected pursuant to a request under this Section 2.2 shall relieve the Company of its obligations under Section 2.1 or Section 2.3.

Section 2.3 Form S-3 Registration Rights.

(a) Following the Company’s Initial Public Offering, the Company shall use its reasonable best efforts (i) to qualify for registration on Form S-3 for secondary sales and (ii) to qualify as and remain a well-known seasoned issuer (as defined in Rule 405 under the Securities Act). After the Company has qualified for the use of Form S-3, Trive Capital shall have the right to request an unlimited number of registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of shares by Trive Capital), so long as the anticipated gross proceeds of such underwritten offering is not less than $25,000,000 or such lesser amount if Trive Capital is proposing to sell all of the remaining Registrable Securities. Upon receipt of any request for registration pursuant to this Section 2.3, the Company shall file a Form S-3 with the Commission and, as soon as practicable, use reasonable best efforts to effect such registration and all related qualifications and compliances as may be requested and as would permit or facilitate the sale and distribution of all Registrable Securities as are specified in such request.

(b) If the Company qualifies to do so, it shall file an automatic registration statement on Form S-3 in response to any request for registration pursuant to this Section 2.3.

(c) In the case of an underwritten offering under this Section 2.3, the price, underwriting discount and other financial terms for the Registrable Securities shall be determined by Trive Capital, and the priority shall be as set forth in Section 2.1(c).

Section 2.4 Selection of Underwriter. The underwriter(s) of any offering shall be selected by the Company, subject in the case of an underwritten offering effected under Section 2.1 or Section 2.3 hereof to approval by Trive Capital, which approval will not be unreasonably withheld.

Section 2.5 Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to use its reasonable best efforts to effect the registration of any of the Registrable Securities under the Securities Act, the Company shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall cooperate in the sale of the securities and shall, as expeditiously as possible:

(a) prepare and file with the Commission a registration statement (and, in the case of a registration under Section 2.1 or Section 2.3, within 60 days of any request thereunder), in form and substance required by the Securities Act, with respect to such Registrable Securities and use its reasonable best efforts to cause that registration statement to become effective and remain effective as provided herein;

(b) prepare and file with the Commission any amendments and supplements to the registration statement and the prospectus included in the registration statement as may be necessary to keep the registration statement effective, in the case of a firm commitment underwritten public offering, until completion of the distribution of all securities described therein and, in the case of any other offering, until the earlier of (i) the sale of all Registrable Securities covered thereby, or (ii) in the case of a shelf registration, three years, and in the case of a registration statement not related to a shelf registration, 90 days after the effective date thereof (but in any event not before the expiration of any longer period required under the Securities Act or, if such registration statement relates to a firm commitment underwritten public offering, such longer period as in the opinion of counsel for the underwriters is required by law);

(c) furnish to Trive Capital such reasonable numbers of copies of the prospectus, including, without limitation, a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as Trive Capital may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by it;

(d) register or qualify the Registrable Securities covered by the registration statement under the securities or “blue sky” laws of such states as Trive Capital shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable Trive Capital to consummate the public sale or other disposition in such states of the Registrable Securities owned by Trive Capital; provided, however, that the Company shall not be required in connection with this paragraph (d) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

(e) in connection with each registration covering an underwritten public offering, enter (and Trive Capital agrees to enter) into a written agreement with the managing underwriter in such form and containing such provisions (including, without limitation, if the underwriter(s) so requests, customary contribution provisions on the part of the Company) as are customary in the securities business for such an arrangement between such underwriter(s) and companies of the Company’s size and investment stature;

(f) in the case of a registration under Section 2.1, cause the appropriate executives of the Company to participate, at the Company’s expense, in customary investor presentations and “road shows” (to be scheduled in a collaborative manner so as not to unreasonably interfere with the conduct of the business of the Company);

(g) at the reasonable request of Trive Capital in the case of a registration pursuant to Section 2.1, on the date on which such Registrable Securities are sold to the underwriter(s), provide (i) a legal opinion of the Company’s outside counsel, (ii) a legal opinion of the Company’s general counsel, and (iii) a letter from the Company’s independent certified public accountants, each in customary form and substance and addressed to such underwriter(s) and Trive Capital;

(h) procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities, including, without limitation, with respect to the transfer of physical stock certificates into book-entry form and the removal of any restrictive legends, in each case in accordance with any procedures reasonably requested by Trive Capital or the underwriters;

(i) whenever the Company is registering any securities under the Securities Act and Trive Capital is selling securities under such registration, (i) keep Trive Capital advised of the initiation, progress and completion of such registration, (ii) furnish or otherwise make available to Trive Capital and Trive Capital’s counsel copies of all such documents proposed to be filed, and such other documents reasonably requested by counsel, including, without limitation, any comment letter from the Commission, and (iii) allow Trive Capital and Trive Capital’s counsel to review and comment on the registration statement and to participate in the preparation of such registration statement before the filing thereof;

(j) make available for inspection by Trive Capital, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by Trive Capital or any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by Trive Capital or any such underwriter, attorney, accountant or agent in connection with such registration statement;

(k) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and any other applicable regulatory body applicable to such registration, and make available to its security holders, as soon as reasonably practicable, an earning statement covering the period of at least 12 months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earning statement shall satisfy the provisions of section 11(a) of the Securities Act and Rule 158 thereunder;

(l) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order; and

(m) as of the effective date of any registration statement relating thereto, cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, and, if not so listed, to be listed on the New York Stock Exchange or the Nasdaq Global Select Market.

Section 2.6 Certain Conditions. It will be a condition of Trive Capital’s rights hereunder to have Registrable Securities owned by it registered that: (a) Trive Capital will reasonably cooperate with the Company by supplying information and executing documents relating to Trive Capital or the securities of the Company owned by Trive Capital in connection with such registration; (b) Trive Capital will enter into such undertakings and take such other actions relating to the conduct of the proposed offering which the Company or the underwriters may request as being necessary to ensure compliance with federal and state securities laws and the securities laws of any applicable jurisdiction and the rules or other requirements of the applicable exchange or otherwise to effectuate the offering; and (c) Trive Capital shall not use any free writing prospectus (as defined in Rule 405 under the Securities Act) in connection with the sale of Registrable Securities without the prior written consent of the Company.

Section 2.7 Waiver of Registration Rights. Notwithstanding anything to the contrary in this Agreement, if (a) a majority of the holders of Registrable Securities waive their rights under this Section 2.7 to include any Registrable Securities in a particular registration statement and (b) the applicable registration statement does not include any Registrable Securities held by such holders or their Affiliates (other than the Company), then no holder of Registrable Securities shall be entitled to exercise its respective rights under this Agreement with respect to such registration statement; provided that such waiver shall equally apply to any party with registration rights.

Section 2.8 Expenses. The Company will pay all expenses incurred in complying with the registration rights set forth in this Agreement, including, without limitation, (a) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the Commission, FINRA and any other relevant regulatory bodies, (b) all fees and expenses incurred in connection with listing the Registrable Securities on any securities exchange, (c) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses, (d) transfer taxes, (e) fees and expenses of counsel for the Company and the fees and expenses of one counsel selected by Trive Capital to represent Trive Capital, (f) all fees and expenses in connection with compliance with any securities or “blue sky” laws (including, without limitation, fees and disbursements of counsel for the underwriters in connection with “blue sky” qualifications of the Registrable Securities), (g) the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts and selling commissions relating to the sale of the Registrable Securities, (h) any reasonable fees and disbursements of underwriters, selling brokers, dealer managers or similar securities industry professionals customarily paid by issuers or sellers of securities, (i) all fees and expenses of any special experts or other Persons retained by the Company in connection with any registration, (j) all of the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), and (k) any other fees and disbursements customarily paid by the issuers of securities. The obligation of the Company to bear expenses described in this Section 2.8 shall apply irrespective of whether a registration is filed or becomes effective, is withdrawn or suspended, is converted to another form of registration and irrespective of when any of the foregoing shall occur. For the avoidance of doubt, all underwriting discounts and commissions of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities incurred in connection with each registration pursuant to this Agreement will be borne by the holders of the Registrable Securities so registered pro rata based on the number of securities so registered.

Section 2.9 Suspension of Sales. The Company shall promptly notify Trive Capital of any event that results in the prospectus included in such registration statement or such registration statement, as then in effect, containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. In such event Trive Capital shall forthwith discontinue disposition of Registrable Securities until Trive Capital has received copies of a supplemented or amended prospectus or prospectus supplement, or until Trive Capital is advised in writing by the Company that the use of the prospectus and, if applicable, the prospectus supplement may be resumed, and, if so directed by the Company, Trive Capital shall deliver to the Company (at the Company’s expense) all hard copies, other than permanent file copies then in Trive Capital’s possession, of the prospectus and, if applicable, prospectus supplement covering such Registrable Securities current at the time of receipt of such notice. At the request of Trive Capital, the Company will as soon as possible prepare and furnish to Trive Capital a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. The total number of days that any one or more such suspensions may be in effect in any 12-month period shall not exceed 40 business days.

Section 2.10 Indemnification and Contribution.

(a) Indemnification by the Company. The Company shall indemnify and hold harmless, to the fullest extent permitted by law, Trive Capital, its officers, directors, managers, stockholders, partners, members, Affiliates, agents and representatives, each underwriter of the Registrable Securities, and each controlling Person of any of the foregoing, against any and all claims, losses, penalties, judgments, suits, costs, damages, expenses and liabilities, joint or several (including, without limitation, any investigation, legal or other expenses incurred in connection with, and any amounts paid in settlement of, any action, suit or proceeding or any claim asserted) (each, a “Loss”), as the same are incurred, arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document delivered or made available to investors relating to such Registrable Securities (or in any related registration statement or any amendment or supplement thereto), (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any violation or alleged violation by the Company of the Securities Act or the Exchange Act, (iv) any violation or alleged violation by the Company of any other applicable federal, state or common law, rule or regulation, applicable to the Company or any of its subsidiaries and relating to action or inaction required of the Company in connection with any registration, qualification or compliance contemplated by this Agreement, (v) any failure to register or qualify Registrable Securities in any state where the Company or its agents have affirmatively undertaken or agreed in writing that the Company (the undertaking of any underwriter being attributed to the Company) will undertake such registration or qualification on behalf of the holders of such Registrable Securities (provided that in such instance the Company shall not be so liable if it has undertaken its reasonable best efforts to so register or qualify such Registrable Securities), or (vi) any actions or inactions or proceedings in respect of the foregoing whether or not such indemnified party is a party thereto and will reimburse Trive Capital, each of its officers, directors, managers, members, partners and Affiliates, and each such underwriter and controlling Person for any legal or other expenses reasonably incurred in connection with investigating or defending any such Loss, whether or not resulting in liability; provided, however, that the Company will not be liable in any such case to the extent that any such Loss arises out of or is based on any untrue statement or omission or alleged untrue statement or omission made in any such registration statement or other document in reliance upon and in conformity with written information furnished to the Company by Trive Capital or such underwriter and stated to be specifically for use therein; provided further, that the indemnity contained in this Section 2.10(a) will not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld).

(b) Indemnification by the Holders of Registrable Securities. Trive Capital shall indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and each of its officers who has signed the registration statement, each underwriter of the Registrable Securities, and each controlling Person of any of the foregoing, against any and all Losses (or actions in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document delivered or made available to investors relating to such Registrable Securities (or in any related registration statement or any amendment or supplement thereto), or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse the Company, each of its directors and such officers, and each such underwriting and controlling Person referred to above for any legal or other expenses reasonably incurred in connection with investigating or defending any such Loss, whether or not resulting in liability; provided, however, that Trive Capital will not be liable in any such case except to the extent that any such Loss arises out of any untrue statement (or alleged untrue statement) or omission (or alleged omission) made in any such registration statement or other document in reliance upon and in conformity with written information furnished to the Company by Trive Capital and stated to be specifically for use therein; provided further, that the indemnity contained in this Section 2.10(b) will not apply to amounts paid in settlement of any Loss, if such settlement is effected without the consent of Trive Capital (which consent will not be unreasonably withheld).

(c) Procedures for Indemnification. Each party entitled to indemnification under Section 2.10(a) or Section 2.10(b) (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld or delayed); and provided further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the Indemnifying Party is materially prejudiced thereby. The Indemnified Party may participate in such defense at such party’s expense; provided, however, that the Indemnifying Party shall pay such expenses if the Indemnified Party shall believe in good faith that representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld or delayed.

(d) Contribution. If the indemnification provided for in Section 2.10(a) or Section 2.10(b) is unavailable to any Indemnified Party thereunder in respect of any Losses referred to in such subsections, then each Person that would have been an Indemnifying Party thereunder shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and such Indemnified Party on the other. The relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or such Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, or whether such losses, claims, damages or liabilities (or actions in respect thereof) arose out of the action or failure to act of one or more of such parties. Notwithstanding the foregoing, (i) Trive Capital will not be required to contribute any amount in excess of the net proceeds paid to Trive Capital of all Registrable Securities sold by Trive Capital pursuant to such registration statement except in the case of fraud by Trive Capital, and (ii) no Person guilty of fraudulent misrepresentation, within the meaning of section 11(f) of the Securities Act, shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e) No Exclusivity. The remedies provided for in this Section 2.10 are not exclusive and shall not limit any rights or remedies that may be available to any Indemnified Party at law or in equity or pursuant to any other agreement.

Section 2.11 Registration Rights of Others. The Company will not, without the prior written consent of Trive Capital, grant to any Person (other than in connection with an assignment made in accordance with this Agreement) the right to (a) require the Company to initiate the registration of any securities, or (b) require the Company to include securities owned by such Person in any registration by the Company, unless under the terms of such arrangement Trive Capital may include securities in such registration and then only to the extent that the inclusion of securities owned by such Person does not limit the number of Registrable Securities included therein or adversely affect the offering price thereof. The Company represents and warrants that it has not granted any Person other than Trive Capital the right to require the Company to initiate the registration of any securities or include in any registration any securities owned by any Person.

Section 2.12 Adjustments Affecting Registrable Securities. Except as otherwise provided herein, the Company will not effect a stock split, reorganization, recapitalization, reclassification, dividend or a combination of shares or take any similar action, or permit any similar change to occur, with respect to its Shares that would materially and adversely affect the ability of Trive Capital to include Registrable Securities in a registration undertaken pursuant to this Agreement or that would adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares) in any material respect. In the event that any capital stock or other securities are issued in respect to, in exchange for, or in substitution of any Shares by reason of any stock split, reorganization, recapitalization, reclassification, dividend or a combination of shares or other change in capital structure of the Company, appropriate adjustments shall be made, if necessary, with respect to the relevant provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of Trive Capital hereto under this Agreement.

Section 2.13 Lock-Up Agreement. In connection with any underwritten offering of Registrable Securities hereunder, any Qualified Transferee shall, if requested by Trive Capital, execute a lock-up agreement in such form provided by the managing underwriter in such offering.

ARTICLE III

MISCELLANEOUS

Section 3.1 Specific Performance; Third Party Beneficiaries. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the parties hereto shall have the right to injunctive relief or specific performance, in addition to all of their rights and remedies at law or in equity, to enforce the provisions of this Agreement. Nothing contained in this Agreement shall be construed to confer upon any person who is not a party hereto any rights or benefits as a third party beneficiary or otherwise.

Section 3.2 Notices. All notices, demands, requests or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person, or by U.S. mail, certified or registered with return receipt requested, or by nationally recognized overnight courier service, to the addresses of the respective parties set forth on the signature pages hereto (or, if the address of a holder of Registrable Securities is not included therein, at the address of such holder on the Company’s books and records).

Section 3.3 Assignment; Successors and Assigns; Spins.

(a) The Company may not assign this Agreement or any of its rights hereunder, or delegate the performance of any of its obligations hereunder, except with the consent of Trive Capital. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, including, without limitation, any Qualified Transferee (such that any Person that acquires Registrable Securities from a party hereto shall be bound by (and have the benefit of) the provisions of this Agreement to the same extent as the transferor of such securities).

(b) Additionally, in the event that the Company effects the separation of any portion of its business into one or more entities (each, a “NewCo”), whether existing or newly formed, including, without limitation, by way of spin-off, split-off, carve-out, demerger, recapitalization, reorganization or similar transaction, and Trive Capital (as a result of its ownership of Shares) will receive equity interests in any such NewCo as part of such separation, the Company shall cause any such NewCo to enter into an investor rights agreement with Trive Capital that provides it with rights vis-à-vis such NewCo that are substantially identical to those set forth in this Agreement.

Section 3.4 Survival. With respect to Article II, the obligations of Trive Capital (or any Qualified Transferee) and of the Company with respect to Trive Capital (or such Qualified Transferee) shall terminate as soon as either (a) as Trive Capital (or such Qualified Transferee) no longer holds Registrable Securities, or (b) Trive Capital (or such Qualified Transferee) is permitted to sell Registrable Securities under Rule 144 (or any similar provision) under the Securities Act without limitation on the amount of securities sold or other restrictions including, without limitation, as to the manner or timing of sale; provided that Section 2.8 and Section 2.10 shall survive the termination of Article II with respect to any registration statement in which any Registrable Securities were included until six years after the completion of any offering thereunder.

Section 3.5 Severability; Governing Law; Venue. If any term, provision, covenant or restriction of this Agreement is rendered void, invalid or unenforceable by a court of competent jurisdiction or other authority for any reason, such invalidity or unenforceability shall not void or render invalid or unenforceable any other term, provision, covenant or restriction of this Agreement. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of Delaware, without regard to its choice of law principles. Any legal action or proceeding with respect to this Agreement will be brought exclusively in the courts of the State of Delaware or of the United States of America for the District of Delaware, and any appellate court from any thereof, and, by execution and delivery of this Agreement, each of the parties hereto hereby (a) accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts, and (b) consents that any such action or proceeding may be brought exclusively in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same. Each of the parties hereto irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to such party at its notice address specified in Section 3.2, such service to become effective 30 days after such mailing.

Section 3.6 Attorney’s Fees. In any action or proceeding brought to enforce any provision of this Agreement, the successful party shall be entitled to recover reasonable attorney’s fees and expenses in addition to any other available remedy.

Section 3.7 Amendments; Waivers. This Agreement shall be amended, modified or waived only with the written consent of (a) the Company, and (b) Trive Capital; provided that Trive Capital may waive in writing the benefit of any provision of this Agreement with respect to itself for any purpose. No failure to exercise or delay in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Section 3.8 Counterparts; Effectiveness. This Agreement may be executed in one or more counterparts, and may be delivered by means of facsimile or electronic transmission, each of which shall be an original, but all of which together shall constitute one and the same agreement.

Section 3.9 No Strict Construction; Entire Agreement; Interpretation. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other documents and agreements contemplated herein. This Agreement contains the entire understanding of the parties and supersedes all prior agreements and understandings between the parties with respect to its subject matter. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement or any other document or agreement contemplated herein, this Agreement and such other documents and agreements shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authoring any of the provisions of this Agreement or any other documents or agreements contemplated herein. The headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect the meaning or interpretation of this Agreement. The words “this Agreement”, “herein”, “hereunder”, “hereof”, “hereby”, or other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision hereof unless otherwise indicated. Unless the context requires otherwise, pronouns shall be construed to include all genders and words in the singular form shall be construed to include the plural and vice versa. The terms “day” and “days” shall refer to calendar days, and the term “business days” shall refer to any day other than a Saturday, Sunday or any other day on which banks are generally not open for business in New York, New York.

Section 3.10 Restrictions on Organizational Documents. The provisions of this Agreement shall be controlling if any such provisions, or the operation thereof, conflict with the provisions of the organizational documents of the Company. The Company agrees to use best efforts to amend the Company’s organizational documents so as to avoid any conflict with the provisions hereof.

Section 3.11 Freedom to Pursue Opportunities. The Company acknowledges and understands that Trive Capital and its Affiliates, including, without limitation, the directors that Trive Capital is entitled to designate, from time to time review the business plans and related proprietary information of many enterprises, including, without limitation, enterprises that may have products or services that compete directly or indirectly with those of the Company, and may trade in the securities of such enterprises. Nothing in this Agreement shall preclude or in any way restrict Trive Capital, any of its Affiliates, including, without limitation, the directors that Trive Capital is entitled to designate, from investing or participating in any particular enterprise, or trading in the securities thereof, whether or not such enterprise has products or services that compete with those of the Company, and the Company hereby waives, in perpetuity, any and all claims that it now has or may have in the future, and agrees not to initiate any litigation or any other cause of action (whether or not in a court of competent jurisdiction) in respect of any such waived claims, or otherwise on the basis of, or in connection with, the doctrine of corporate opportunity (or any similar doctrine).

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The parties hereto have executed and delivered this Agreement as of the date first above written.

COMPANY:

KARMAN HOLDINGS INC.

By:
Name:
Title:
Address:

with a copy, which shall not constitute notice, to:

Willkie Farr & Gallagher LLP
2828 Routh Street
Dallas, TX 75201
Attention: Brandon McCoy
Email: bmccoy@willkie.com

and

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
Attention: Sean Ewen; Hugh McLaughlin
Email: sewen@willkie.com; hmclaughlin@willkie.com

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

TRIVE CAPITAL:

TCFIII SPACECO SPV LP

By:
Name:
Title:
Address:

with a copy, which shall not constitute notice, to:

Willkie Farr & Gallagher LLP
2828 Routh Street
Dallas, TX 75201
Attention: Brandon McCoy
Email: bmccoy@willkie.com

and

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
Attention: Sean Ewen; Hugh McLaughlin
Email: sewen@willkie.com; hmclaughlin@willkie.com

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]